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                                                                    EXHIBIT 23.4



                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 of Devon Energy Corporation and Amendment No. 1 to the Registration Statement on Form S-4 of Devon Holdco Corporation of our report dated January 20, 1999 to the shareholders of Northstar Energy Corporation, relating to the consolidated balance sheet of Northstar Energy Corporation and subsidiaries as at December 31, 1998 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2000 annual report on Form 10-K of Devon Energy Corporation.


We also consent to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus of Devon Energy Corporation and Mitchell Energy & Development Corp.



                                              /s/ DELOITTE & TOUCHE LLP
                                             ----------------------------------
                                                    Deloitte & Touche LLP
                                                    Chartered Accountants

Calgary, Alberta, Canada

November 28, 2001